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                                                                    EXHIBIT 23.1



        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in Amendment No. 5 to Form SB-2 Registration Statement (File No. 333-54996) under The Securities Act of 1933 of Palomar Enterprises, Inc. (a Nevada corporation and a development stage company) of our report dated March 29, 2001 on the financial statements of Palomar Enterprises, Inc. as of March 31, 2001, December 31, 2000 and 1999 and for the respective periods for the three months ended March 31, 2000, for the year ended December 31, 2000, for the period from March 10, 1999 (date of inception) through December 31, 1999, respectively, and for the period from March 10, 1999 (date of inception) through March 31, 2001, accompanying the financial statements contained in such Amendment No. 5 to Form SB-2 Registration Statement Under The Securities Act of 1933, and to the use of our name and the statements with respect to us as appearing under the heading "Experts".




                                   /s/ S. W. HATFIELD, CPA

                                   S. W. HATFIELD, CPA

Dallas, Texas
June 14, 2001